Consent of Independent Auditors
We consent to the use of our report dated October 18, 2024, with respect to the annual accounts of Carlisle Management Company S.C.A., included herein, and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG Audit S.à r.l.
City of Luxembourg
June 30, 2025